

FS INVESTMENT CORPORATION
A Business Development Company

FS Investment Corporation

THIRD QUARTER 2013 FINANCIAL INFORMATION

Important Disclosure Notice

This presentation may contain certain forward-looking statements, including statements with regard to the future performance of FS Investment Corporation (FSIC, we or us). Words such as "believes," "expects," "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the Securities and Exchange Commission (SEC). FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation contains summaries of certain financial and statistical information about FSIC. The information contained in this presentation is summary information that is intended to be considered in the context of FSIC's SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to publicly update or revise the information contained in this presentation. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC's future results.

This presentation contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC's financial results with other business development companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC's consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the tables on page 15 included in this presentation, and investors are encouraged to review the reconciliation.

Financial and Portfolio Highlights

Financial Highlights

(all per share amounts are basic and diluted)[1]	Q3-13	Q2-13	Q3-12
Net investment income per share	$0.26	$0.29	$0.14
Adjusted net investment income per share[2*]	$0.26	$0.27	$0.19
Total net realized and unrealized gain (loss) on investments per share	($0.03)	($0.11)	$0.35
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.23	$0.18	$0.49
Stockholder distributions per share[3**]	$0.2093	$0.2048	$0.2525
Net asset value per share	**$10.10**	**$10.08**	**$9.85**
Weighted average shares outstanding (for the three months ended)	256,108,444	254,213,036	248,310,640

Portfolio Highlights

(in thousands)	Q3-13	Q2-13	Q3-12
Purchases	$875,476	$679,168	$1,275,989
Sales and redemptions	(668,647)	(762,513)	(410,050)
Net portfolio activity	**$206,829**	**($83,345)**	**$865,939**
Total fair value of investments	$4,200,801	$3,988,992	$3,900,618
Total assets	$4,633,585	$4,492,383	$4,246,898

*See page 15 hereof for reconciliations between net investment income per share and adjusted net investment income per share.

**The distribution per share amount in Q3 2012 includes a special cash distribution of $0.05 per share declared in August 2012.

Endnotes begin on page 16.

FS INVESTMENT CORPORATION
A Business Development Company

Select Historical Information

	Three Months Ended				
(dollar amounts in thousands)*	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Investments, at fair value	$4,200,801	$3,988,992	$4,084,029	$3,934,722	$3,900,618
Portfolio data					
Number of Portfolio Companies	182	200	245	263	288
Average Annual EBITDA of Portfolio Companies	$252,900	$261,000	$294,100	$302,000	$373,300
Weighted Average Purchase Price of Investments (as a % of par or stated value)	97.3%	97.1%	95.7%	95.4%	95.0%
Weighted Average Credit Rating of Investments that were Rated[4]	B3	B3	B3	B3	B2
% of Investments on Non-Accrual[5]	0.0%	0.0%	0.0%	0.0%	0.0%
Asset Class (based on fair value)					
Senior Secured Loans - First Lien	51%	53%	49%	50%	55%
Senior Secured Loans - Second Lien	22%	21%	21%	19%	15%
Senior Secured Bonds	9%	10%	12%	12%	10%
Subordinated Debt	11%	11%	13%	13%	15%
Collateralized Securities	3%	2%	2%	3%	2%
Equity/Other	4%	3%	3%	3%	3%
Deal Composition (based on fair value)[6,7]					
Originated/Proprietary	52%	42%	31%	27%	-
Anchor Order	15%	16%	14%	11%	-
Event Driven	1%	3%	5%	4%	-
Opportunistic	6%	9%	11%	13%	-
Collateralized Securities	3%	2%	2%	3%	-
Broadly Syndicated/Other	23%	28%	37%	42%	-
Interest rate type (based on fair value)					
% Variable Rate	70.0%	73.0%	69.6%	69.4%	73.0%
% Fixed Rate	26.3%	23.8%	27.2%	28.3%	24.9%
% Income Producing Preferred Equity[8]	2.2%	2.0%	1.6%	-	-
% Non-Income Producing Equity or Other Investments	1.5%	1.2%	1.6%	2.3%	2.1%
Yields					
Gross Portfolio Yield Prior to Leverage (based on amortized cost)[9]	10.4%	10.4%	10.4%	-	-
Gross Portfolio Yield Prior to Leverage (based on purchase price of investments)[9]	-	-	-	10.4%	10.1%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) — Excluding Non-Income Producing Assets[9]	10.6%	10.6%	-	-	-

*Certain figures may be rounded and/or presented differently than previous public disclosure.

FS INVESTMENT CORPORATION
A Business Development Company

Select Proprietary Deal Information

	As of	
(dollar amounts in thousands)	**9/30/2013**	**6/30/2013**
Originated/Proprietary deals at fair value[6,7]	$2,163,752	$1,656,324
New Proprietary Activity		
Total Commitments (including Unfunded Commitments)	$614,862	$649,857
Exited Investments (including partial paydowns)	(97,561)	(220,971)
Net Proprietary Activity	**$517,301**	**$428,886**
New Proprietary Commitments by Asset Class		
Senior Secured Loans - First Lien	67%	78%
Senior Secured Loans - Second Lien	23%	1%
Senior Secured Bonds	-	-
Subordinated Debt	6%	21%
Collateralized Securities	-	-
Equity/Other	4%	-
Additional Information		
Average New Proprietary Commitment Amount	$55,897	$81,232
Weighted Average Maturity for Newly Funded Proprietary Commitments	7/31/18	4/3/19
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Newly Funded Investments during Period	11.7%	9.7%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Investments Exited during Period	11.0%	13.0%
Number of Funded Proprietary Portfolio Companies	36	29
% of Funded Proprietary Investments on Non-Accrual	-	-
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Proprietary Investments	10.5%	10.2%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Proprietary Investments — Excluding Non-Income Producing Assets	10.7%	10.3%

FS INVESTMENT CORPORATION
A Business Development Company

Quarterly Operating Results

	Three Months Ended				
(dollar amounts in thousands, except per share amounts)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Total investment income	$123,307	$124,349	$110,044	$105,618	$84,015
Total operating expenses	(55,535)	(50,294)	(59,315)	(57,882)	(49,259)
Net investment income	**$67,772**	**$74,055**	**$50,729**	**$47,736**	**$34,756**
Total net realized and unrealized gain (loss) on investments	(8,155)	(27,116)	31,747	33,218	87,011
Net increase (decrease) in net assets resulting from operations	**$59,617**	**$46,939**	**$82,476**	**$80,954**	**$121,767**
Per share[1]					
Net investment income	$0.26	$0.29	$0.20	$0.19	$0.14
Adjusted net investment income[2*]	$0.26	$0.27	$0.23	$0.19	$0.19
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.23	$0.18	$0.33	$0.32	$0.49
Stockholder distributions per share[3**]	$0.2093	$0.2048	$0.2025	$0.2025	$0.2525
Weighted average shares outstanding	256,108,444	254,213,036	252,606,873	250,840,624	248,310,640
Shares outstanding, end of period	257,190,300	255,214,659	253,646,574	251,890,821	249,901,594

	Nine Months Ended	
(dollar amounts in thousands, except per share amounts)	9/30/2013	9/30/2012
Total investment income	$357,700	$197,604
Total operating expenses	(165,144)	(111,433)
Net investment income	**$192,556**	**$86,171**
Total net realized and unrealized gain (loss) on investments	(3,524)	163,074
Net increase (decrease) in net assets resulting from operations	**$189,032**	**$249,245**
Per share[1]		
Net investment income	$0.76	$0.39
Adjusted net investment income[2*]	$0.76	$0.51
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.75	$1.13
Stockholder distributions per share[3**]	$0.6166	$0.6561
Weighted average shares outstanding	254,322,277	219,768,484
Shares outstanding, end of period	257,190,300	249,901,594

*See page 15 hereof for reconciliations between net investment income per share and adjusted net investment income per share.

**The distribution per share amount for the three and nine months ended September 30, 2012 includes a special cash distribution of $0.05 per share declared in August 2012.

FS INVESTMENT CORPORATION
A Business Development Company

Quarterly Operating Results Detail

	Three Months Ended				
(in thousands)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Investment income					
Interest income	$109,886	$105,503	$102,214	$96,493	$82,011
Fee income	11,975	10,442	7,764	9,125	2,004
Dividend income	1,446	8,404	66	-	-
Total investment income	**$123,307**	**$124,349**	**$110,044**	**$105,618**	**$84,015**
Operating expenses					
Management fees	$22,720	$22,615	$22,206	$21,489	$19,021
Capital gains incentive fees[10]	(1,548)	(5,423)	6,350	5,831	17,421
Subordinated income incentive fees	16,555	17,167	14,228	13,393	-
Administrative services expenses	1,243	1,355	1,436	1,181	1,782
Stock transfer agent fees	610	900	890	910	910
Accounting and administrative fees	343	355	365	369	280
Interest expense	13,098	11,876	12,136	11,956	7,744
Directors' fees	241	223	225	300	212
Other general and administrative expenses	2,273	1,226	1,479	2,453	1,889
Total operating expenses	**$55,535**	**$50,294**	**$59,315**	**$57,882**	**$49,259**
Net investment income	**$67,772**	**$74,055**	**$50,729**	**$47,736**	**$34,756**

Quarterly Gain/Loss Information

	Three Months Ended				
(in thousands)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Realized gain/loss					
Net realized gain (loss) on investments	$6,602	$16,447	$14,171	$32,155	$10,259
Net realized gain (loss) on total return swap	-	-	-	11	9,729
Net realized gain (loss) on foreign currency	70	(39)	(63)	(127)	521
Total net realized gain (loss)	**$6,672**	**$16,408**	**$14,108**	**$32,039**	**$20,509**
Unrealized gain/loss					
Net change in unrealized appreciation (depreciation) on investments	($14,857)	($43,498)	$17,518	$1,304	$69,216
Net change in unrealized appreciation (depreciation) on total return swap	-	-	-	-	(2,453)
Net change in unrealized gain (loss) on foreign currency	30	(26)	121	(125)	(261)
Total net unrealized gain (loss)	**($14,827)**	**($43,524)**	**$17,639**	**$1,179**	**$66,502**
Total net realized and unrealized gain (loss) on investments	**($8,155)**	**($27,116)**	**$31,747**	**$33,218**	**$87,011**

Quarterly Balance Sheets

(in thousands, except per share amounts)	As of 9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Assets					
Investments, at fair value	$4,200,801	$3,988,992	$4,084,029	$3,934,722	$3,900,618
Cash	290,439	380,252	362,896	338,895	191,177
Receivable for investments sold and repaid	85,341	73,897	21,134	20,160	98,638
Interest receivable	51,075	42,603	52,460	44,711	47,837
Deferred financing costs	5,757	6,347	6,930	7,735	8,447
Prepaid expenses and other assets	172	292	411	530	181
Total assets	**$4,633,585**	**$4,492,383**	**$4,527,860**	**$4,346,753**	**$4,246,898**
Liabilities					
Payable for investments purchased	$44,648	$22,740	$182,608	$79,420	$198,640
Credit facilities payable	986,421	986,421	978,646	973,046	985,130
Repurchase agreement payable	906,083	811,917	700,000	676,667	521,667
Stockholder distributions payable	17,939	17,801	17,121	17,003	16,868
Management fees payable	22,808	22,638	24,342	21,507	19,114
Accrued capital gains incentive fees	27,339	28,887	35,168	39,751	33,920
Subordinated income incentive fees payable	16,555	17,167	15,601	13,393	-
Administrative services expense payable	1,361	1,032	1,545	947	1,609
Interest payable	10,545	9,721	9,489	10,242	5,711
Directors' fees payable	229	218	-	-	-
Other accrued expenses and liabilities	1,967	2,293	2,664	3,039	2,318
Total liabilities	**$2,035,895**	**$1,920,835**	**$1,967,184**	**$1,835,015**	**$1,784,977**
Stockholders' Equity					
Preferred stock, $0.001 par value	-	-	-	-	-
Common stock, $0.001 par value	$257	$255	$254	$252	$250
Capital in excess of par value	2,451,662	2,431,513	2,415,470	2,397,826	2,378,136
Accumulated undistributed net realized gains on investments and gain/loss on foreign currency	5,014	2,467	2,467	-	16,687
Accumulated undistributed (distributions in excess of) net investment income	72,116	53,845	15,493	4,307	(41,326)
Net unrealized appreciation (depreciation) on investments and gain/loss on foreign currency	68,641	83,468	126,992	109,353	108,174
Total stockholders' equity	**$2,597,690**	**$2,571,548**	**$2,560,676**	**$2,511,738**	**$2,461,921**
Total liabilities and stockholders' equity	**$4,633,585**	**$4,492,383**	**$4,527,860**	**$4,346,753**	**$4,246,898**
Net asset value per share of common stock at period end	**$10.10**	**$10.08**	**$10.10**	**$9.97**	**$9.85**

FS INVESTMENT CORPORATION
A Business Development Company

Financing Arrangements

Facilities as of September 30, 2013	Type of Facility	Rate	Amount Outstanding	Amount Available	Maturity Date
(in thousands)					
Arch Street Credit Facility	Revolving	L + 1.75%	$497,682	$52,318	August 29, 2015
Broad Street Credit Facility	Revolving	L + 1.50%	$240,000	—	December 22, 2013
JPM Facility	Repurchase	3.25%	$906,083	$43,917	April 15, 2017
Walnut Street Credit Facility	Revolving	L + 1.50% to 2.75%	$248,739	$1,261	May 17, 2017

Total debt outstanding under debt facilities	$1,892,504
Debt/equity ratio[11]	72.9%
% of debt outstanding at fixed interest rates	47.9%
% of debt outstanding at variable interest rates	52.1%

Facilities as of June 30, 2013	Type of Facility	Rate	Amount Outstanding	Amount Available	Maturity Date
(in thousands)					
Arch Street Credit Facility	Revolving	L + 1.75%	$497,682	$52,318	August 29, 2015
Broad Street Credit Facility	Revolving	L + 1.50%	$240,000	—	December 22, 2013
JPM Facility	Repurchase	3.25%	$811,917	$138,083	April 15, 2017
Walnut Street Credit Facility	Revolving	L + 1.50% to 2.75%	$248,739	$1,261	May 17, 2017

Total debt outstanding under debt facilities	$1,798,338
Debt/equity ratio[11]	69.9%
% of debt outstanding at fixed interest rates	45.1%
% of debt outstanding at variable interest rates	54.9%

Distribution History[12]



$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
Regular cash distributions per share
Special cash distributions per share
$0.05
$0.07
$0.07
$0.01
$0.02
$0.015
$0.05
Jan-09
Jul-09
Jan-10
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13

- As of September 30, 2013, FSIC's regular monthly cash distribution amount per share was $0.06975. On October 16, 2013, FSIC's board of directors increased the amount of the regular monthly cash distribution to $0.072 per share commencing as of the cash distribution to be paid on November 29, 2013, to stockholders of record as of November 28, 2013.
- In addition to the special cash distributions referenced above, FSIC has made 22.6% in stock distributions as of September 30, 2013, all of which were made during 2009 and 2010.
- As of September 30, 2013, FSIC had approximately $124.2 million ($0.48 per share based on shares outstanding) of undistributed net investment income on a tax basis.

Investment Portfolio

Industry Diversification

As of September 30, 2013, based on fair value.



1%
0%
1%
4%
3%
9%
20%
4%
1%
5%
8%
5%
0%
2%
8%
5%
0%
7%
1%
12%
4%
Automobiles & Components
Capital Goods
Commercial & Professional Services
Consumer Durables & Apparel
Consumer Services
Diversified Financials
Energy
Food & Staples Retailing
Food, Beverage & Tobacco
Health Care Equipment & Services
Household & Personal Products
Insurance
Materials
Media
Pharmaceuticals, Biotechnology & Life Sciences
Retailing
Software & Services
Technology Hardware & Equipment
Telecommunication Services
Transportation
Utilities

- As of September 30, 2013, FSIC's three largest industry concentrations based on fair value were Capital Goods (20%); Energy (12%); and Software & Services (9%).
- As of September 30, 2013, FSIC had portfolio assets that, for each industry, amounted to less than 1% based or fair value in Food, Beverage & Tobacco; Insurance; and Transportation.

FS INVESTMENT CORPORATION
A Business Development Company

Issuer Concentration

Issuer Concentration

Top ten investments as of September 30, 2013, based on fair value and excluding unfunded commitment amounts.



4.4%
4.0%
3.4%
3.3%
3.0%
2.8%
2.5%
2.3%
2.1%
1.9%
All Other Investments, 70.3%
Safariland, LLC
Infiltrator Systems, Inc.
ThermaSys Corp.
Dent Wizard International Corp.
Corel Corp.
Burleigh Point, Ltd.
OSP Group, Inc.
Sorenson Communication, Inc.
HBC Solutions, Inc.
American Energy - Utica, LLC

- FSIC's top ten investments by fair value represent 29.7% of the company's total portfolio.

Portfolio Asset Quality

	As of					
	September 30, 2013		June 30, 2013		September 30, 2012	
Investment Rating[13]	Fair Value	% of Portfolio	Fair Value	% of Portfolio	Fair Value	% of Portfolio
1	$300,405	7%	$184,999	5%	$409,792	11%
2	3,551,113	85%	3,335,610	84%	3,171,711	81%
3	300,802	7%	333,870	8%	198,117	5%
4	45,326	1%	132,409	3%	104,713	3%
5	3,155	0%	2,104	0%	16,285	0%
Total	**$4,200,801**	**100%**	**$3,988,992**	**100%**	**$3,900,618**	**100%**

Investment Rating	Summary Description
1	Investment exceeding expectations and/or capital gain expected.
2	Performing investment generally executing in accordance with the portfolio company's business plan—full return of principal and interest expected.
3	Performing investment requiring closer monitoring.
4	Underperforming investment—some loss of interest or dividend possible, but still expecting a positive return on investment.
5	Underperforming investment with expected loss of interest and some principal.

FS INVESTMENT CORPORATION
A Business Development Company

Reconciliation of Non-GAAP Financial Measures

	3-Months Ended				
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
GAAP net investment income per share	$0.26	$0.29	$0.20	$0.19	$0.14
Reversal of incentive fee accrual on unrealized gains	$0.00	($0.02)	$0.03	$0.00	$0.05
Adjusted net investment income per share	$0.26	$0.27	$0.23	$0.19	$0.19

	9-Months Ended	
	9/30/2013	9/30/2012
GAAP net investment income per share	$0.76	$0.39
Reversal of incentive fee accrual on unrealized gains	$0.00	$0.12
Adjusted net investment income per share	$0.76	$0.51

End Notes

1) The per share data was derived by using the weighted average shares of our common stock outstanding during the applicable period.

2) Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is the net per share increase (decrease) in net investment income excluding the capital gains incentive fee attributable to unrealized gains. We accrue the capital gains incentive fee based on net realized and unrealized gains; however, under the terms of our investment advisory and administrative services agreement with FB Income Advisor, LLC, or FB Advisor, dated as of February 12, 2008, as amended on August 5, 2008, the fee payable by us is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of GAAP net investment income to adjusted net investment income can be found on page 15 of this presentation.

3) The per share data for distributions reflects the actual amount of distributions paid per share of our common stock during the applicable period.

4) The weighted average credit rating of investments is the weighted average credit rating of the investments in our portfolio that were rated, based upon the scale of Moody's Investors Service, Inc. As of September 30, 2013, approximately 43.8% of our portfolio (based on the fair value of our investments) had a credit rating.

5) We record interest income on an accrual basis. Generally, investments are placed on non-accrual when the collection of future interest and principal payments is uncertain.

6) We have identified and intend to focus on the following six investment categories, which we believe will allow us to generate an attractive total return with an acceptable level of risk.

Originated/Proprietary Transactions: We define proprietary investments as any investment originated or structured specifically for us or made by us that was not generally available to the broader market. Proprietary investments may include both debt and equity components, although we do not expect to make equity investments independent of having an existing credit relationship. We believe proprietary transactions may offer attractive investment opportunities as they typically offer higher returns than broadly syndicated transactions.

Anchor Orders: We will invest in certain opportunities that are originated and then syndicated by a commercial or investment bank but where we provide a capital commitment significantly above the average syndicate participant. In these types of investments, we may receive fees, preferential pricing or other benefits not available to other lenders in return for our significant capital commitment.

Event Driven: We intend to take advantage of dislocations that arise in the markets due to an impending event and where the market's apparent expectation of value differs substantially from our fundamental analysis. Such events may include a looming debt maturity or default, a merger, spin-off or other corporate reorganization, an adverse regulatory or legal ruling, or a material contract expiration, any of which may significantly improve or impair a company's financial position. Compared to other investment strategies, event driven investing depends more heavily on our ability to successfully predict the outcome of an individual event rather than on underlying macroeconomic fundamentals. As a result, successful event driven strategies may offer both substantial diversification benefits and the ability to generate performance in uncertain market environments.

Opportunistic: We intend to seek to capitalize on market price inefficiencies by investing in loans, bonds and other securities where the market price of such investment reflects a lower value than deemed warranted by our fundamental analysis. We believe that market price inefficiencies may occur due to, among other things, general dislocations in the markets, a misunderstanding by the market of a particular company or an industry being out of favor with the broader investment community. We seek to allocate capital to these securities that have been misunderstood or mispriced by the market and where we believe there is an opportunity to earn an attractive return on our investment.

End Notes (Cont'd)

6, cont'd) *Collateralized Securities*: Collateralized loan obligations, or CLOs, are a form of securitization where the cash flow from a pooled basket of syndicated loans is used to support distribution payments made to different tranches of securities. Investing in individual CLO tranches requires a high degree of investor sophistication due to their structural complexity and the illiquid nature of their securities. Our relationship with GSO Capital Partners LP, one of the largest CLO managers in the world, allows us to invest in these securities with confidence and to capitalize on opportunities in the secondary CLO market.

Broadly Syndicated/Other: Although our primary focus is to invest in proprietary transactions, in certain circumstances we will also invest in the broadly syndicated loan and high yield markets. Broadly syndicated loans and bonds are generally more liquid than our proprietary investments and provide a complement to our more illiquid proprietary strategies. In addition, and because we typically receive more attractive financing terms on these positions than we do on our less liquid assets, we are able to leverage the broadly syndicated portion of our portfolio in such a way that maximizes the levered return potential of our portfolio.

7) We began disclosing our investment categories in the fourth quarter of 2012. Prior period data is unavailable.

8) We first began reporting the portion of our portfolio comprised of income producing preferred equity investments as a separate, stand-alone category in the quarter ended March 31, 2013. Prior period data is unavailable.

9) Beginning in the quarter ended June 30, 2013, we began reporting the gross portfolio yield prior to leverage based on amortized cost excluding non-income producing assets. Beginning in the quarter ended March 31, 2013, we began reporting the gross portfolio yield prior to leverage based on amortized cost. Prior to the quarter ended March 31, 2013, we reported the gross portfolio yield prior to leverage based on the purchase price of investments.

10) During the nine months ended September 30, 2013, we reversed $621 of capital gains incentive fees previously accrued based on the performance of our portfolio. As of September 30, 2013, we had accrued capital gains incentive fees of $27,339 based on the performance of our portfolio, of which $26,605 was based on unrealized gains and $734 was based on realized gains. During the nine months ended September 30, 2012, we accrued capital gains incentive fees of $33,920 based on the performance of our portfolio, of which $27,421 was based on unrealized gains and $6,499 was based on realized gains. No such fees are actually payable by us with respect to such unrealized gains unless and until those gains are actually realized. As of December 31, 2012, we had accrued capital gains incentive fees of $39,751 based on the performance of our portfolio, of which $27,960 was based on unrealized gains and $11,791 was based on realized gains. We paid FB Advisor $11,791 in capital gains incentive fees during the nine months ended September 30, 2013.

11) The debt/equity ratio is the ratio of total debt outstanding to stockholder's equity as of the applicable date.

12) To date, no portion of any distributions paid to stockholders have been paid from offering proceeds or borrowings, although a portion of our distributions to stockholders may be deemed to constitute a return of capital for tax purposes due to the character of the amounts received by us from our portfolio companies. Any such return of capital will not reduce the amounts available to us for investments. The payment of future distributions on our common stock is not guaranteed and is subject to the discretion of our board of directors and applicable legal restrictions, and therefore there can be no assurance as to the amount or timing of any such future distributions.

13) Based on the investment rating system as described in our quarterly report on Form 10-Q for the period ended September 30, 2013, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Portfolio Asset Quality."

Corporate Information

Board of Directors	Executive Officers	Investor Relations Contact
Michael C. Forman Chairman of the Board Chief Executive Officer	**Michael C. Forman** Chairman of the Board Chief Executive Officer	**Gerald F. Stahlecker** Phone: (215)-495-1169 Email: jerry.stahlecker@franklinsquare.com
David J. Adelman Vice Chairman President and Chief Executive Officer of Campus Apartments, Inc.	**Gerald F. Stahlecker** President	
Michael J. Hagan Lead Independent Director Chairman, President and Chief Executive of LifeShield Security, Inc.	**William Goebel** Chief Financial Officer	
Gregory P. Chandler Chief Financial Officer of Emtec, Inc.	**Zachary Klehr** Executive Vice President	
Barry H. Frank Partner with law firm of Archer & Greiner, P.C.	**Salvatore Faia** Chief Compliance Officer	
Thomas J. Gravina Executive Chairman of GPX Enterprises, L.P.	**Stephen S. Sypherd** Vice President, Treasurer and Secretary	
Jeffrey K. Harrow Chairman of Sparks Marketing Group, Inc.		
Michael Heller President and Chief Executive Officer of Cozen O'Conner		
Paul Mendelson Senior Advisor for Business Development for Lincoln Investment Planning, Inc		
Pedro A. Ramos Partner with law firm of Schnader Harrison Segal & Lewis, LLP		
Thomas J. Ridge President and Chief Executive Officer of Ridge Global LLC		

FS INVESTMENT CORPORATION
A Business Development Company